EXHIBIT  99.2

                                  CERTIFICATION

     Pursuant  to  Section  906  of  the  Public  Company  Accounting Reform and
Investor  Protection  Act  of  2002  (18  U.S.C.   1350,  as  adopted), David W.
Brunton, the Chief Financial Officer of SBE, Inc. (the "Company") hereby certifies that, to the best of his knowledge:

1. The Company's Quarterly Report on Form 10-Q for the period ended July 31, 2002, to which this Certification is attached as Exhibit 99.2 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated:     August  28,  2002

/s/  David  W.  Brunton
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David  W.  Brunton
Chief  Financial  Officer

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